Exhibit 10.39

SECOND AMENDMENT TO SEVENTH AMENDED AND RESTATED INVENTORY FINANCING AGREEMENT AND JOINDER AGREEMENT

THIS SECOND AMENDMENT TO SEVENTH AMENDED AND RESTATED INVENTORY FINANCING AGREEMENT AND JOINDER AGREEMENT (this “Amendment”) dated as of April 1, 2022, is made to that certain SEVENTH AMENDED AND RESTATED INVENTORY FINANCING AGREEMENT dated as of December 29, 2021, among WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC (“CDF”) as Agent (in such capacity as agent, the “Agent”) for the several financial institutions that may from time to time become party thereto (collectively, “Lenders” and individually, each a “Lender”) and Dealers that may from time to time become party thereto (collectively, “Dealers” and individually, each a “Dealer”) (as amended, restated, supplemented or otherwise modified, the “IFA”). All capitalized terms not otherwise defined in this Amendment shall have the respective meanings assigned to them in the IFA.

Recitals

A.          Yachting Assets & Operations, LLC (“YAO” or “New Dealer”) is acquiring or has acquired all or substantially all of the assets of Denison New Yachts LLC, a Florida limited liability company (“DNY”), Denison Advance LLC, a Florida limited liability company (“DA”), Denison Yacht Management, LLC, a Florida limited liability company (“DYM,”) Concierge Closings, Inc., a Florida corporation (“CC”), Denison Yacht Sales, Inc., a California corporation (“DYS”), Blue Pacific Yachting, a California corporation (“BPY”), and Denison Yachting Insurance Services LLC, a California limited liability company (“DYIS,” and together with DNY, DA, DYM, CC, DYS, and BPY, the “Sellers,” and each a “Seller”) and 100% of the issued and outstanding Equity Interests of Denison Yachting LLC, a Delaware limited liability company (“DY”) from Robert Denison and Nereus Dastur (collectively, the “Owners,” and each an “Owner”), pursuant to that certain Asset Purchase Agreement (the “APA”), dated as of March 1, 2021, by and among YAO, Sellers and Owners (such acquisition, the “Denison Acquisition”).

B.          In connection with the Denison Acquisition, YAO has formed the following additional subsidiaries: All Oceans Closings, LLC, a Delaware limited liability company, and Yachting Partners, a Delaware general partnership (collectively, the “YAO Subsidiaries”).

C.          YAO and the YAO Subsidiaries each constitute an Acquisition Subsidiary. Notwithstanding the terms of Section 7(b)(xv) of the IFA, which provide that YAO and the YAO Subsidiaries need not be joined to the IFA until thirty (30) days from the date of their formation (or such later date as Agent may agree to in its Permitted Discretion), Dealers desire that YAO be joined to the IFA and other Loan Documents as of the date hereof. Upon giving effect to the joinder of YAO, Section 25 of the IFA shall be deemed updated to include YAO as a “Dealer” thereunder. Such joinder does not require any Lender’s consent.  To the extent Agent requires the joinder of the YAO Subsidiaries, such joinder shall occur at a later date mutually agreed to by Agent and Dealers.

D.          Upon the execution and delivery of this Amendment, YAO shall be joined as a Dealer under the IFA as set forth in and subject to the terms and conditions of this Amendment.

Agreement

NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein and in the IFA the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.          Amendment to IFA.

a.
In connection with the joinder set forth in Section 2 below, Section 25 of the IFA shall be deemed supplemented to include Yachting Assets & Operations, LLC, a Delaware limited liability company, as a “Dealer” thereunder, and shall read in full as follows:

“25.          List of Dealers. The following persons are parties to this Agreement as Dealers:

DEALER NAME	TYPE OF ENTITY	JURISDICTION

Legendary Assets & Operations, LLC	Limited liability company	FL

Singleton Assets & Operations, LLC	Limited liability company	GA

South Florida Assets & Operations, LLC	Limited liability company	FL

Midwest Assets & Operations, LLC	Limited liability company	DE

South Shore Lake Erie Assets & Operations, LLC	Limited liability company	DE

Bosun’s Assets & Operations, LLC	Limited Liability company	DE

Norfolk Marine Company	Corporation	VA

Central Assets & Operations, LLC	Limited liability company	DE

T-H Marine Supplies, LLC	Limited liability company	DE

CMC Marine, LLC	Limited liability company	DE

Innovative Plastics, LLC	Limited liability company	DE

Quality Assets & Operations, LLC	Limited liability company	DE

Yachting Assets & Operations, LLC	Limited liability company	DE”

2.          Joinder of New Dealer. The New Dealer hereby acknowledges, agrees and confirms that, by its execution of this Amendment, the New Dealer will be deemed to be a party to the IFA and a “Dealer” for all purposes of the IFA and shall have all of the obligations of a Dealer thereunder as if it had executed the IFA. The New Dealer hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Dealers contained in the IFA. The New Dealer hereby restates all representations and warranties of Dealers under the IFA as if each representation and warranty contained therein is, contemporaneously herewith, issued by, and relates to New Dealer, individually and jointly. The New Dealer hereby confirms the grant to the Agent set forth in the IFA of, and does hereby grant to the Agent a security interest in, all of New Dealer’s right, title and interest in and to all Collateral to secure the Obligations, in each case, whether now or hereafter existing or in which the New Dealer now has or hereafter acquires an interest and wherever the same may be located. Without limiting the generality of the foregoing terms of this Section 2, the New Dealer hereby, jointly and severally together with the other Dealers, agrees to be bound by and perform the Obligations strictly in accordance with the terms thereof.  Unless the New Dealer and CDF otherwise mutually agree in writing, any financing transactions previously entered into between the New Dealer and CDF and currently in effect on the date hereof shall henceforth be governed by the terms and conditions of the IFA.

3.          Ratification.

a.    Each Dealer hereby ratifies and confirms the IFA as amended hereby and each other Loan Document executed by such Dealer in all respects.  All terms and provisions of the Loan Documents not specifically amended by this Amendment shall remain unchanged and in full force and effect.

b.    Each Guarantor hereby (i) ratifies and confirms each of such Guarantor’s Guaranty, including, without limitation, that certain (A) the Eighth Amended and Restated Collateralized Guaranty dated December 29, 2021 executed by Holdings in favor of Agent, (B) Sixth Amended and Restated Collateralized Guaranty dated December 29, 2021 executed by Parent in favor of Agent, (C) Second Amended and Restated Collateralized Guaranty dated December 29, 2021 by PubCo in favor of Agent, (D) Fourth Amended and Restated Guaranty dated December 29, 2021 executed by Philip Austin Singleton, Jr. in favor of Agent, and (E) Fourth Amended and Restated Guaranty dated December 29, 2021 executed by Anthony Aisquith in favor of Agent (each such guaranty referred to in clauses (A) through (E) above, a “Guaranty,” and collectively, the “Guaranties”), and each other Loan Document executed by such party in all respects, (ii) agrees such Guaranty and each other Loan Document executed by such party shall remain in full force and effect, (iii) agrees that all of Dealers’ obligations under the IFA and other Loan Documents are guaranteed by such Guarantor, and (iv) represents and covenants to and with Agent that such Guarantor has no defense, claim, right of recoupment, or right of offset against Agent under such Guaranty.

4.          References. Each reference in the Loan Documents to the IFA shall be deemed to refer to the IFA as amended by this Amendment.

5.          Conditions Precedent to Effectiveness of Amendment.  This Amendment shall not be effective unless and until each of the following conditions precedent has been satisfied or waived in the [Permitted Discretion] of Agent:

a.	Agent shall have received a copy of this Amendment, duly executed by Dealers and Guarantors.

b.	Agent shall have received any and all fees payable to Agent by Dealers and Guarantors in connection with this Amendment and the transactions contemplated hereby.

c.
Agent shall have received a (i) manager’s or secretary’s certificate related to YAO certifying as to YAO’s organizational documents, resolutions authorizing its entry into the Agreement and other Loan Documents as a Dealer, good standing, and officer in incumbency, and (ii) any Know Your Customer or Dealer application documentation it may request.

d.	Agent shall have received a copy of a legal opinion from counsel to YAO in form and substance acceptable to the Agent in its Permitted Discretion.

e.	Agent shall have received Payoff Letters (as defined in the APA) for all Indebtedness of the Sellers unless otherwise agreed to by Agent in its sole discretion.

f.
Agent shall have received copies of the APA and any other material agreements, instruments, or other documents related to the Denison Acquisition as may be requested by Agent or otherwise required to be delivered to Agent pursuant to the IFA.

6.          Post-Close Covenants. Within the time set forth below (or such later date as Agent may agree to in writing in its sole discretion), Dealers shall, or shall cause to be, delivered to Agent the following, each in form and substance acceptable to Agent:

a.
Within thirty (30) days of the date hereof, (i) an agreement from the landlord of (A) Harbor Town Marina, 823 NE 3rd St. Dania, Florida, and (B) 2140 Westlake Ave N, Suite 200, Seattle, WA 98019, in each case, subordinating such landlord’s Lien in the Collateral to the Lien of Agent, and (ii) a vehicle certification for YAO for the State of California; and

b.	Within five (5) days of the date hereof, an insurance certificate for YAO evidencing coverage of the locations acquired as part of the Denison Acquisition.

7.          Default. Dealers and Guarantors hereby acknowledge and agree that a breach of any of the post-close covenants set forth in Section 6 hereof shall constitute a Default under the IFA and other Loan Documents, unless such post-close covenants or any Default occurring thereunder is waived in writing by Agent in its sole discretion.

8.          Release. In consideration of the agreements of Agent and Lenders contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Guarantor and each Dealer (collectively, the “Releasors”), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates’ present and former shareholders, members, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees,” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of every name and nature, either known or unknown, both at law and in equity, which Releasors, or any of them, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on the account of, or in relation to, or in any way in connection with the IFA, or any of the other Loan Documents, including, without limitation, the Guaranties, or transactions thereunder or related thereto.

9.          Governing Law. This Amendment shall be governed by the internal laws of the State of Illinois without reference to the conflicts of laws principles thereof.

10.          Assignment. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their participants, successors and assigns.

11.          Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.  This Amendment may be executed by any party to this Amendment by original signature or facsimile signature.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

ONEWATER MARINE INC.
ONE WATER MARINE HOLDINGS, LLC, and
ONE WATER ASSETS & OPERATIONS, LLC

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	Chief Executive Officer

LEGENDARY ASSETS & OPERATIONS, LLC,
SINGLETON ASSETS & OPERATIONS, LLC,
SOUTH FLORIDA ASSETS & OPERATIONS, LLC,
MIDWEST ASSETS & OPERATIONS, LLC,
SOUTH SHORE LAKE ERIE ASSETS & OPERATIONS, LLC,
BOSUN’S ASSETS & OPERATIONS, LLC, and
YACHTING ASSETS & OPERATIONS, LLC

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	Manager

NORFOLK MARINE COMPANY

By:	/s/ Jack Ezzell
Name: Jack Ezzell
Title: Treasurer

CENTRAL ASSETS & OPERATIONS, LLC
By: One Water Assets & Operations, LLC, the Manager

By: One Water Marine Holdings, LLC, the Managing Member

By: /s/ Philip Austin Singleton, Jr.
Name: Philip Austin Singleton, Jr.
Title: Chief Executive Officer

[Signature Page to the Second Amendment to 7th A&R IFA and Joinder Agreement]

CMC MARINE, LLC,
INNOVATIVE PLASTICS, LLC

By:	T-H Marine Supplies, LLC,
a Delaware limited liability company, its Manager

By:	/s/ Philip Austin Singleton, Jr.
Name: Philip Austin Singleton, Jr.
Title: Manager

T-H MARINE SUPPLIES, LLC

By:	/s/ Philip Austin Singleton, Jr.
Name: Philip Austin Singleton, Jr.
Title: Manager

QUALITY ASSETS & OPERATIONS, LLC

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	Manager

/s/ Philip Austin Singleton, Jr.	/s/ Anthony Aisquith

Philip Austin Singleton, Jr., as Guarantor	Anthony Aisquith, as Guarantor

[Signature Page to the Second Amendment to 7th A&R IFA and Joinder Agreement]

WELLS FARGO COMMERCIAL DISTRIBUTION
FINANCE, LLC, as Agent and Lender

By:	/s/ Thomas M. Adamski
Name:	Thomas M. Adamski
Title:	VP Credit

[Signature Page to the Second Amendment to 7th A&R IFA and Joinder Agreement]